Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2013 FOURTH QUARTER AND YEAR-END RESULTS

TUPELO, MISSISSIPPI (January 21, 2014) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the fourth quarter and year ended December 31, 2013. Net income for the fourth quarter of 2013 was $11.3 million, up 54.7%, as compared to $7.3 million for the fourth quarter of 2012. Basic and diluted earnings per share (EPS) were $0.36 for the fourth quarter of 2013, as compared to basic and diluted EPS of $0.29 for the fourth quarter of 2012. On September 1, 2013, the Company completed its merger with First M&F Corporation (“M&F”), and thus the results for the fourth quarter of 2013 reflect a full quarter of M&F’s operations.

The Company’s 2013 fourth quarter results include $1.3 million, or $0.04 per share, in after-tax merger expenses associated with the M&F transaction. Excluding the after-tax merger expenses, net income was $12.6 million, or basic and diluted EPS of $0.40, for the fourth quarter of 2013.

Net income for 2013 was $33.5 million, as compared to $26.6 million for 2012. Basic and diluted EPS was $1.23 and $1.22, respectively, for 2013, as compared to basic and diluted EPS of $1.06 for 2012. The Company recorded after-tax merger expenses during 2013 totaling $4.4 million or $0.16 per share. Excluding M&F merger expenses, net income was $37.9 million or basic EPS of $1.39 and diluted EPS of $1.38, for 2013. The Company did not record any merger expenses during 2012.

“During the fourth quarter of 2013, we experienced a strong finish to a great year,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Financial highlights for the year include a 26% increase in net income, a 38% increase in total loans, increased net interest margin and continued improvement to our credit risk profile as compared to 2012. In addition, one of our most significant accomplishments was our successful completion of the M&F merger, which is the largest merger in the history of our Company.”

Total loans, including loans acquired in either the M&F merger or in FDIC-assisted transactions (collectively referred to as “acquired loans”), increased 38.1% to approximately $3.88 billion at December 31, 2013, as compared to $2.81 billion at December 31, 2012. Excluding acquired loans, loans grew 12.2% to $2.89 billion at December 31, 2013, as compared to $2.57 billion at December 31, 2012.

Total period end deposits, including deposits acquired from M&F, were $4.84 billion at December 31, 2013, as compared to $3.46 billion at December 31, 2012. The Company’s noninterest-bearing deposits averaged approximately $888 million, or 18.4% of average deposits, for the fourth quarter of 2013, as compared to $564 million, or 16.6% of average deposits, for the fourth quarter of 2012. The Company’s cost of funds was 51 basis points for the fourth quarter of 2013, as compared to 64 basis points for the same quarter in 2012.

Total assets at December 31, 2013, were approximately $5.74 billion, as compared to $4.18 billion at December 31, 2012. The increase in total assets during 2013 was primarily attributable to the merger with M&F.

At December 31, 2013, the Company’s tangible common equity ratio was 6.64%, Tier 1 leverage capital ratio was 8.68%, Tier 1 risk-based capital ratio was 11.52%, and total risk-based capital ratio was 12.69%. The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.” In addition, during 2013, the Company maintained its annual dividend of $0.68, which based on the year-end stock price, equated to a dividend yield of approximately 2.16%.

Net interest income was $50.7 million for the fourth quarter of 2013, as compared to $34.0 million for the fourth quarter of 2012. Net interest margin was 4.16% for the fourth quarter of 2013, as compared to 3.97% for the fourth quarter of 2012.

The Company’s noninterest income is derived from diverse lines of business which primarily consist of mortgage, wealth management and insurance revenue sources along with income from deposit and loan products. For the fourth quarter of 2013, noninterest income increased to $18.3 million, as compared to $17.9 million for the fourth quarter of 2012. Driven by the addition of M&F and higher levels of consumer activity, during the fourth quarter of 2013, the Company experienced strong growth in service charges, fees and commissions on loans and deposits, wealth management and insurance fees and commissions, which offset a reduction in mortgage related income. The reduction in mortgage income was attributable to higher mortgage rates and fewer homeowners refinancing than in previous periods.

Noninterest expense was $51.1 million for the fourth quarter of 2013, as compared to $38.3 million for the fourth quarter of 2012. The increase in noninterest expense during 2013 as compared to 2012 was primarily due to the inclusion of M&F’s operational costs and one-time merger expenses of $1.9 million associated with the Company’s fourth quarter 2013 conversion of M&F Bank. During the fourth quarter of 2013, the Company’s salaries and employee benefits reflect a full quarter of M&F’s operations.

At December 31, 2013, total nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $76.5 million and total other real estate owned (“OREO”) was $52.9 million. The Company’s nonperforming loans and OREO that were acquired either through the M&F merger or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were $57.4 million and $25.3 million, respectively at December 31, 2013. Since the acquired nonperforming assets were recorded at fair value at the time of acquisition or subject to loss-share agreements with the FDIC, which significantly mitigates our actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

Nonperforming assets decreased 37.7% to $46.7 million at December 31, 2013, as compared to $74.9 million at December 31, 2012.

Nonperforming loans were $19.2 million at December 31, 2013, as compared to $30.2 million at December 31, 2012. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans remained unchanged at 0.31% at December 31, 2013, as compared to
December 31, 2012.

The Company recorded a provision for loan losses of $2.0 million against net charge-offs of $584 thousand for the fourth quarter of 2013. This is compared to $4.0 million in provision for loan losses recorded and $3.7 million in net charge-offs for the same period in 2012. Annualized net charge-offs as a percentage of average loans were 0.06% for the fourth quarter of 2013 as compared to 0.53% for the same quarter in 2012.

The allowance for loan losses as a percentage of loans was 1.65% at December 31, 2013, as compared to 1.72% at December 31, 2012. The Company’s coverage ratio, or the allowance for loan losses as a percentage of nonperforming loans, increased to 248.91% at December 31, 2013, as compared to 146.90% at December 31, 2012.

OREO was $27.5 million at December 31, 2013, as compared to $44.7 million at December 31, 2012, a 38.4% decrease. The Company continues to aggressively market the properties held in OREO as it sold approximately $27.0 million of OREO during 2013 and $4.9 million during the fourth quarter of 2013.

“During the conversion of M&F Bank into Renasant Bank, which was completed on December 9, 2013, we added more than 70,000 deposit relationships and 27 banking locations to our footprint while consolidating nine locations that overlapped in market coverage,” commented McGraw. “We remain well-positioned to take advantage of opportunities to enter new markets or expand our reach in existing markets. As we move into 2014, we look forward to enhancing our profitability by further realizing the benefits of the M&F acquisition, growing loan and deposit relationships and increasing our market share, to provide greater value for our shareholders.”

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, January 22, 2014, through the Company's website: www.renasant.com or http://services.choruscall.com/links/rnst140122.html. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing
1-888-317-6016 in the United States and requesting the Renasant Corporation earnings call. International participants should dial 1-412-317-6016.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10039510 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until 9:00 a.m. ET on February 6, 2014.

ABOUT RENASANT CORPORATION:
Renasant Corporation, a 110-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $5.7 billion and operates over 120 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2013 -	For the Year
	2013				2012				Q4 2012	Ended December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2013	2012	Variance
Statement of earnings
Interest income - taxable equivalent basis	$58,644	$46,083	$41,331	$40,371	$41,135	$40,613	$41,487	$42,001	42.56	$186,429	$165,236	12.83
Interest income	$57,076	$44,638	$39,945	$38,945	$39,676	$39,154	$39,978	$40,505	43.86	$180,604	$159,313	13.36
Interest expense	6,408	5,890	5,541	5,564	5,723	6,022	6,568	7,662	11.97	23,403	25,975	(9.90)
Net interest income	50,668	38,748	34,404	33,381	33,953	33,132	33,410	32,843	49.23	157,201	133,338	17.90
Provision for loan losses	2,000	2,300	3,000	3,050	4,000	4,625	4,700	4,800	(50.00)	10,350	18,125	(42.90)
Net interest income after provision	48,668	36,448	31,404	30,331	29,953	28,507	28,710	28,043	62.48	146,851	115,213	27.46
Service charges on deposit accounts	6,165	5,361	4,509	4,500	4,774	4,818	4,495	4,525	29.14	20,535	18,612	10.33
Fees and commissions on loans and deposits	5,300	4,982	4,848	4,831	4,706	4,639	4,322	3,928	12.62	19,961	17,595	13.45
Insurance commissions and fees	1,869	1,295	951	861	876	889	926	939	113.36	4,976	3,630	37.08
Wealth management revenue	2,124	2,091	1,715	1,724	1,726	1,707	1,551	1,942	23.06	7,654	6,926	10.51
Securities gains (losses)	—	—	—	54	121	—	869	904	(100.00)	54	1,894	(97.15)
Gain on sale of mortgage loans	1,350	2,788	3,870	3,565	4,431	4,397	2,390	1,281	(69.53)	11,573	12,499	(7.41)
Gain on acquisition	—	—	—	—	—	—	—	—	—	—	—	—
Other	1,533	2,418	1,424	1,843	1,272	1,605	1,769	2,909	20.52	7,218	7,555	(4.46)
Total noninterest income	18,341	18,935	17,317	17,378	17,906	18,055	16,322	16,428	2.43	71,971	68,711	4.74
Salaries and employee benefits	29,911	25,689	21,906	21,274	21,261	21,221	19,871	18,649	40.68	98,780	81,002	21.95
Data processing	2,546	2,236	2,045	2,043	2,281	2,192	2,211	2,040	11.62	8,870	8,724	1.67
Occupancy and equipment	5,105	4,576	3,668	3,608	3,522	3,886	3,570	3,619	44.95	16,957	14,597	16.17
Other real estate	1,607	1,537	1,773	2,049	3,787	2,440	3,370	3,999	(57.57)	6,966	13,596	(48.76)
Amortization of intangibles	1,508	724	314	323	333	341	349	358	352.85	2,869	1,381	107.75
Merger-related expenses	1,879	3,763	385	—	—	—	—	—	—	6,027	—	—
Debt extinguishment penalty	—	—	—	—	—	—	—	898	—	—	898	(100.00)
Other	8,573	8,088	7,643	8,303	7,147	8,592	7,423	7,099	19.95	32,607	30,261	7.75
Total noninterest expense	51,129	46,613	37,734	37,600	38,331	38,672	36,794	36,662	33.39	173,076	150,459	15.03
Income before income taxes	15,880	8,770	10,987	10,109	9,528	7,890	8,238	7,809	66.67	45,746	33,465	36.70
Income taxes	4,620	2,133	2,968	2,538	2,247	853	1,893	1,835	105.61	12,259	6,828	79.54
Net income	$11,260	$6,637	$8,019	$7,571	$7,281	$7,037	$6,345	$5,974	54.65	$33,487	$26,637	25.72
Basic earnings per share	$0.36	$0.24	$0.32	$0.30	$0.29	$0.28	$0.25	$0.24	24.14	$1.23	$1.06	16.04
Diluted earnings per share	0.36	0.24	0.32	0.30	0.29	0.28	0.25	0.24	24.14	1.22	1.06	15.09
Average basic shares outstanding	31,366,019	27,234,927	25,223,749	25,186,229	25,129,932	25,114,672	25,110,709	25,078,996	24.82	27,269,613	25,101,507	8.61
Average diluted shares outstanding	31,617,681	27,447,382	25,373,868	25,288,785	25,259,048	25,220,887	25,149,360	25,138,213	25.17	27,460,757	25,161,911	9.08
Common shares outstanding	31,387,668	31,358,583	25,231,074	25,208,733	25,157,637	25,120,412	25,113,894	25,105,732	24.76	31,387,668	25,120,412	24.76
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.68	$0.68	—
Performance ratios
Return on average shareholders' equity	6.71%	4.75%	6.35%	6.12%	5.80%	5.65%	5.19%	4.88%		6.01%	5.39%
Return on average tangible shareholders' equity	13.55%	8.74%	10.47%	10.19%	9.73%	9.61%	8.86%	8.39%		10.83%	5.56%
Return on average assets	0.78%	0.56%	0.76%	0.73%	0.70%	0.69%	0.62%	0.57%		0.71%	0.64%
Return on average tangible assets	0.90%	0.63%	0.82%	0.79%	0.76%	0.75%	0.68%	0.62%		0.79%	0.66%
Net interest margin (FTE)	4.16%	3.86%	3.88%	3.89%	3.97%	3.94%	3.99%	3.85%		3.96%	3.94%
Yield on earning assets (FTE)	4.67%	4.42%	4.49%	4.51%	4.61%	4.63%	4.74%	4.71%		4.53%	4.67%
Cost of funding	0.51%	0.57%	0.60%	0.62%	0.64%	0.68%	0.74%	0.84%		0.57%	0.72%
Average earning assets to average assets	86.78%	87.43%	87.32%	86.31%	86.01%	85.62%	85.39%	84.88%		86.96%	85.58%
Average loans to average deposits	79.89%	81.69%	80.93%	80.30%	82.21%	81.33%	76.89%	75.45%		80.66%	78.97%
Noninterest income (less securities gains/
losses) to average assets	1.27%	1.59%	1.64%	1.67%	1.71%	1.76%	1.50%	1.48%		1.52%	1.62%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.40%	3.59%	3.54%	3.63%	3.69%	3.77%	3.58%	3.41%		3.53%	3.62%
Net overhead ratio	2.14%	2.01%	1.90%	1.95%	1.98%	2.01%	2.08%	1.93%		2.01%	2.00%
Efficiency ratio (FTE)**	67.65%	71.25%	69.74%	71.51%	71.43%	72.81%	72.35%	71.01%		69.88%	71.90%
**Excludes debt extinguishment penalties and merger-related expenses from noninterest expense and profit (loss) on sales of securities and gains on acquisitions from noninterest income

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2013 -	For the Year
	2013				2012				Q4 2012	Ended December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2013	2012	Variance
Average Balances
Total assets	$5,741,794	$4,729,079	$4,231,947	$4,206,411	$4,128,508	$4,078,333	$4,123,373	$4,222,376	39.08	$4,731,512	$4,132,689	14.49
Earning assets	4,982,614	4,134,730	3,695,409	3,630,759	3,551,026	3,491,941	3,521,099	3,583,957	40.31	4,114,606	3,536,921	16.33
Securities	924,179	819,351	754,515	698,863	665,578	682,123	793,353	813,826	38.85	799,899	738,365	8.33
Mortgage loans held for sale	25,248	37,056	32,318	22,347	29,331	24,514	19,237	23,938	(13.92)	29,271	24,257	20.67
Loans, net of unearned	3,865,615	3,213,853	2,845,260	2,804,618	2,798,591	2,729,503	2,628,084	2,590,062	38.13	3,185,288	2,686,996	18.54
Intangibles	304,388	227,606	190,362	190,787	191,086	191,442	191,788	192,429	59.29	228,629	191,612	19.32
Noninterest-bearing deposits	$888,888	$660,415	$562,104	$549,514	$564,440	$543,767	$531,209	$534,867	57.48	$666,147	$543,628	22.54
Interest-bearing deposits	3,949,909	3,273,658	2,953,435	2,943,247	2,839,709	2,812,140	2,886,878	2,897,750	39.10	3,282,816	2,858,938	14.83
Total deposits	4,838,797	3,934,073	3,515,539	3,492,761	3,404,149	3,355,907	3,418,087	3,432,617	42.14	3,948,963	3,402,566	16.06
Borrowed funds	173,583	189,909	164,894	163,981	175,876	177,016	168,856	238,937	(1.30)	173,161	190,096	(8.91)
Shareholders' equity	665,513	553,772	506,225	501,634	499,088	495,220	492,164	492,092	33.35	557,209	494,162	12.76
Balances at period end
Total assets	$5,746,270	$5,735,865	$4,242,401	$4,267,658	$4,178,616	$4,164,606	$4,112,377	$4,176,490	37.52	$5,746,270	$4,178,616	37.52
Earning assets	4,999,434	4,972,051	3,715,321	3,706,707	3,588,370	3,595,576	3,510,654	3,551,825	39.32	4,999,434	3,588,370	39.32
Securities	925,670	915,869	746,530	740,613	674,077	680,679	676,721	834,419	37.32	925,670	674,077	37.32
Mortgage loans held for sale	33,440	28,466	50,268	26,286	34,845	39,131	25,386	25,216	(4.03)	33,440	34,845	(4.03)
Loans acquired from M&F	813,451	891,420	—	—	—	—	—	—		813,451	—
Loans not acquired	2,885,802	2,794,116	2,683,017	2,594,438	2,573,165	2,539,618	2,392,349	2,281,957	12.15	2,885,802	2,573,165	12.15
Loans acquired and subject to loss share	181,765	195,996	201,494	213,872	237,088	260,545	289,685	318,089	(23.33)	181,765	237,088	(23.33)
Total loans	3,881,018	3,881,532	2,884,511	2,808,310	2,810,253	2,800,163	2,682,034	2,600,046	38.10	3,881,018	2,810,253	38.10
Intangibles	304,330	305,065	190,208	190,522	190,925	191,258	191,618	191,967	59.40	304,330	190,925	59.40
Noninterest-bearing deposits	$856,020	$876,138	$560,965	$567,065	$568,214	$554,581	$539,237	$535,955	50.65	$856,020	$568,214	50.65
Interest-bearing deposits	3,985,892	3,958,618	2,944,193	2,988,110	2,893,007	2,841,447	2,866,959	2,937,211	37.78	3,985,892	2,893,007	37.78
Total deposits	4,841,912	4,834,756	3,505,158	3,555,175	3,461,221	3,396,028	3,406,196	3,473,166	39.89	4,841,912	3,461,221	39.89
Borrowed funds	171,875	177,168	195,789	164,063	164,706	222,907	169,979	171,753	4.35	171,875	164,706	4.35
Shareholders' equity	665,652	657,256	500,678	502,375	498,208	496,824	491,534	489,611	33.61	665,652	498,208	33.61
Market value per common share	$31.46	$27.17	$24.34	$22.38	$19.14	$19.61	$15.71	$16.28	64.37	$31.46	$19.14	64.37
Book value per common share	21.21	20.96	19.84	19.93	19.80	19.78	19.57	19.50	7.11	21.21	19.80	7.12
Tangible book value per common share	11.51	11.23	12.31	12.37	12.21	12.16	11.94	11.86	(5.72)	11.51	12.21	(5.73)
Shareholders' equity to assets (actual)	11.58%	11.46%	11.80%	11.77%	11.92%	11.93%	11.95%	11.72%	(2.84)	11.58%	11.92%
Tangible capital ratio	6.64%	6.49%	7.66%	7.65%	7.71%	7.69%	7.65%	7.47%	(13.84)	6.64%	7.71%
Leverage ratio	8.68%	8.66%	9.83%	9.79%	9.86%	9.90%	9.68%	9.38%	(11.97)	8.68%	9.86%
Tier 1 risk-based capital ratio	11.52%	11.40%	12.87%	12.86%	12.74%	12.73%	13.14%	13.32%	(9.58)	11.52%	12.74%
Total risk-based capital ratio	12.69%	12.53%	14.14%	14.13%	14.00%	14.00%	14.39%	14.57%	(9.36)	12.69%	14.00%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2013 -	For the Year
	2013				2012				Q4 2012	Ended December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2013	2012	Variance
Loans not acquired
Commercial, financial, agricultural	$341,600	$331,142	$307,718	$298,013	$306,250	$299,774	$280,515	$263,720	11.54	$341,600	$306,250	11.54
Lease Financing	52	75	103	162	190	217	245	302	(72.63)	52	190	(72.63)
Real estate- construction	147,075	127,013	117,339	109,484	104,058	103,522	73,109	67,223	41.34	147,075	104,058	41.34
Real estate - 1-4 family mortgages	928,803	891,422	859,884	834,204	829,975	801,612	771,161	738,765	11.91	928,803	829,975	11.91
Real estate - commercial mortgages	1,404,617	1,383,680	1,335,402	1,295,213	1,275,482	1,275,386	1,208,057	1,153,423	10.12	1,404,617	1,275,482	10.12
Installment loans to individuals	63,655	60,784	62,571	57,362	57,210	59,107	59,262	58,524	11.27	63,655	57,210	11.27
Loans, net of unearned	$2,885,802	$2,794,116	$2,683,017	$2,594,438	$2,573,165	$2,539,618	$2,392,349	$2,281,957	12.15	$2,885,802	$2,573,165	12.15
Loans acquired and subject to loss share
Commercial, financial, agricultural	$9,546	$10,280	$10,283	$10,157	$10,800	$11,282	$12,758	$15,206	(11.61)	$9,546	$10,800	(11.61)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	1,648	1,648	1,648	1,648	1,648	1,932	6,093	6,202	—	1,648	1,648	—
Real estate - 1-4 family mortgages	54,466	56,722	60,409	65,489	73,448	81,784	91,605	99,769	(25.84)	54,466	73,448	(25.84)
Real estate - commercial mortgages	116,077	127,315	129,120	136,541	151,161	165,494	179,160	196,754	(23.21)	116,077	151,161	(23.21)
Installment loans to individuals	28	31	34	37	31	53	69	158	(9.68)	28	31	(9.68)
Loans, net of unearned	$181,765	$195,996	$201,494	$213,872	$237,088	$260,545	$289,685	$318,089	(23.33)	$181,765	$237,088	(23.33)
Loans acquired from M&F
Commercial, financial, agricultural	$117,817	$139,821	$—	$—	$—	$—	$—	$—	—	$117,817	$—	—
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	12,713	23,556	—	—	—	—	—	—	—	12,713	—	—
Real estate - 1-4 family mortgages	224,965	244,079	—	—	—	—	—	—	—	224,965	—	—
Real estate - commercial mortgages	429,878	449,589	—	—	—	—	—	—	—	429,878	—	—
Installment loans to individuals	28,078	34,375	—	—	—	—	—	—	—	28,078	—	—
Loans, net of unearned	$813,451	$891,420	$—	$—	$—	$—	$—	$—	—	$813,451	$—	—
Asset quality data
Assets not acquired:
Nonaccrual loans	$16,863	$19,995	$20,554	$25,382	$26,881	$29,677	$26,099	$26,999	(37.27)	$16,863	$26,881	(37.27)
Loans 90 past due or more	2,287	2,078	1,983	2,601	3,307	2,358	3,864	3,435	(30.84)	2,287	3,307	(30.84)
Nonperforming loans	19,150	22,073	22,537	27,983	30,188	32,035	29,963	30,434	(36.56)	19,150	30,188	(36.56)
Other real estate owned	27,543	27,357	33,247	39,786	44,717	48,568	58,384	64,931	(38.41)	27,543	44,717	(38.41)
Nonperforming assets not acquired	$46,693	$49,430	$55,784	$67,769	$74,905	$80,603	$88,347	$95,365	(37.66)	$46,693	$74,905	(37.66)
Assets acquired and subject to loss share:
Nonaccrual loans	$49,194	$49,585	$47,281	$47,972	$53,186	$64,080	$65,386	$78,418	(7.51)	$49,194	$53,186	(7.51)
Loans 90 past due or more	—	505	126	—	—	—	199	1,397	—	—	—	—
Nonperforming loans	49,194	50,090	47,407	47,972	53,186	64,080	65,585	79,815	(7.51)	49,194	53,186	(7.51)
Other real estate owned	12,942	16,580	27,835	35,095	45,534	41,615	37,951	35,461	(71.58)	12,942	45,534	(71.58)
Nonperforming assets acquired and subject to loss share	$62,136	$66,670	$75,242	$83,067	$98,720	$105,695	$103,536	$115,276	(37.06)	$62,136	$98,720	(37.06)
Assets acquired from M&F:
Nonaccrual loans	$6,275	$224	$—	$—	$—	$—	$—	$—	—	$6,275	$—	—
Loans 90 past due or more	1,899	8,568	—	—	—	—	—	—	—	1,899	—	—
Nonperforming loans	8,174	8,792	—	—	—	—	—	—	—	8,174	—	—
Other real estate owned	12,402	13,223	—	—	—	—	—	—	—	12,402	—	—
Nonperforming assets acquired from M&F	$20,576	$22,015	$—	$—	$—	$—	$—	$—	—	$20,576	$—	—
Net loan charge-offs (recoveries)	$584	$3,084	$2,471	$893	$3,722	$5,335	$4,097	$4,964	(84.31)	$7,032	$18,118	(61.19)
Allowance for loan losses	47,666	46,250	47,034	46,505	44,347	44,069	44,779	44,176	7.48	47,666	44,347	7.48
Annualized net loan charge-offs / average loans	0.06%	0.38%	0.35%	0.13%	0.53%	0.78%	0.63%	0.77%		0.22%	0.67%
Nonperforming loans / total loans*	0.74%	0.84%	0.84%	1.08%	1.17%	1.26%	1.25%	1.33%		0.74%	1.17%
Nonperforming assets / total assets*	1.17%	1.25%	1.31%	1.59%	1.79%	1.94%	2.15%	2.28%		1.17%	1.79%
Allowance for loan losses / total loans*	1.29%	1.25%	1.75%	1.79%	1.72%	1.74%	1.87%	1.94%		1.29%	1.72%
Allowance for loan losses / nonperforming loans*	174.45%	149.85%	208.70%	166.19%	146.90%	137.57%	149.45%	145.15%		174.45%	146.90%
Nonperforming loans / total loans**	0.66%	0.79%	0.84%	1.08%	1.17%	1.26%	1.25%	1.33%		0.66%	1.17%
Nonperforming assets / total assets**	0.81%	0.86%	1.31%	1.59%	1.79%	1.94%	2.15%	2.28%		0.81%	1.79%
Allowance for loan losses / total loans**	1.65%	1.66%	1.75%	1.79%	1.72%	1.74%	1.87%	1.94%		1.65%	1.72%
Allowance for loan losses / nonperforming loans**	248.91%	209.53%	208.70%	166.19%	146.90%	137.57%	149.45%	145.15%		248.91%	146.90%
*Based on assets not subject to loss share (includes assets acquired from M&F)
**Excludes assets acquired from M&F and assets covered under loss share

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